POWER OF ATTORNEY

       Know all by these presents, that the undersigned hereby constitutes and appoints each of Diane
Bessette, Mark Sustana, David Collins and Michael Francis, and any one of them signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in the securities of Lennar Corporation (the
"Company") as such forms may be required to be filed with the United States Securities and Exchange Commission (the "SEC") in accordance with Section 16(a) of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated under such Section;

(2) do and perform any and all acts for and on behalf of the undersigned, which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such forms with the SEC and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing, which may be, in the opinion of such attorney-in-fact, of benefit to, in the best interest of, or legally required to be performed by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

       This Power of Attorney shall remain in full force and effect, with respect to each herein named attorney-in-fact that remains in the employ of the Company, until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in the securities of the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 2nd day of January 2006.

/s/ Jon Jaffe
Signature

Jon Jaffe
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